EXHIBIT 21.1

LIST OF SUBSIDIARIES

First Tier Subsidiary:

Alliance Holdings GP, L.P. ("AHGP") (100% limited partnership interest)

Alliance Resource Operating Partners, L.P. ("AROP") (98.9899% limited partner interest)

AllRoy GP, LLC ("AllRoy") (100% membership interest)

New AHGP GP, LLC (100% membership interest)

Second Tier Subsidiaries:

AD Minerals III, LP (AllRoy holds a 100% general partner interest)

AllDale Minerals, LP (AllRoy holds a 0.01% general partner interest; Alliance Royalty holds a 28.33% limited partner interest; Cavalier holds a 71.66% limited partner interest)

AllDale Minerals II, LP (AllRoy holds a 0.01% general partner interest; Alliance Royalty holds a 27.18% limited partner interest; Cavalier holds a 72.81% limited partner interest)

Alliance Coal, LLC ("Alliance Coal") (AROP holds a 99.999% non-managing membership interest)

Alliance Minerals, LLC ("Alliance Minerals") (AROP holds a 100% membership interest)

Alliance Resource Finance Corporation ("Alliance Finance") (AROP holds a 100% membership interest)

Alliance Resource Properties, LLC ("Alliance Resource Properties") (AROP holds 100% of the outstanding capital stock.)

AR Midland, LP (AllRoy holds a 0.01% general partner interest; Alliance Royalty holds a 99.99% limited partner interest)

ARM GP Holdings, Inc. (AHGP holds 100% of the outstanding capital stock)

AROP Funding, LLC (AROP holds a 100% membership interest)

AROP II, LLC (AROP holds a 100% membership interest)

CavMM, LLC (AllRoy holds a 100% membership interest)

MGP II, LLC (AHGP holds 99.999% interest; ARM GP Holdings, Inc. holds 0.001% interest)

UC Coal, LLC ("UC Coal") (AROP holds a 100% membership interest)

Wildcat Insurance, LLC (AROP holds a 100% membership interest)

Third Tier Subsidiaries:

(Alliance Coal holds a 100% membership interest in each of the following third-tier subsidiaries)

Alliance Design Group, LLC

Alliance Land, LLC

Backbone Mountain, LLC

CR Services, LLC

Excel Mining, LLC

Gibson County Coal, LLC

Hamilton County Coal, LLC

Hopkins County Coal, LLC

MC Mining, LLC

Mettiki Coal, LLC

Mettiki Coal (WV), LLC

Mid-America Carbonates, LLC

Mt. Vernon Transfer Terminal, LLC

Penn Ridge Coal, LLC

Pontiki Coal, LLC

River View Coal, LLC

Rough Creek Mining, LLC

Sebree Mining, LLC

Steamport, LLC

Tunnel Ridge, LLC

Warrior Coal, LLC

Webster County Coal, LLC

White County Coal, LLC

Cavalier Minerals JV, LLC (CavMM holds a 0% managing interest; Alliance Minerals holds a 96% non-managing interest)

Alliance Royalty, LLC ("Alliance Royalty") (Alliance Minerals holds a 100% membership interest)

(Alliance Resource Properties holds a 100% membership interest in each of the following third-tier subsidiaries)

ARP Sebree, LLC

ARP Sebree South, LLC

Alliance WOR Properties, LLC

AROP II Investments, LLC (AROP II, LLC holds a 100% interest)

(UC Coal holds a 100% membership interest in each of the following third-tier subsidiaries)

UC Mining, LLC

UC Processing, LLC

Fourth Tier Subsidiaries:

Alliance Service, Inc. (AROP II Investments, LLC holds 100% of the outstanding capital stock)

Bitiki-KY, LLC (AROP II Investments, LLC holds a 100% interest)

CR Machine Shop, LLC (CR Services, LLC holds a 100% interest)

WOR Land 6, LLC (Alliance WOR Properties, LLC holds a 100% interest)

Fifth Tier Subsidiary:

Matrix Design Group, LLC (Alliance Service, Inc. holds a 100% interest)

Sixth Tier Subsidiary:

Matrix Design International, LLC (Matrix Design Group, LLC holds a 100% interest)

Seventh Tier Subsidiaries:

Matrix Design Africa (PTY) LTD (Matrix Design International, LLC holds a 100% interest)

Matrix Design (Australia) PTY LTD (Matrix Design International, LLC holds a 100% interest)

All of the above entities are formed or incorporated, as the case may be, under the laws of the State of Delaware except for the following which are formed or incorporated in the following jurisdictions:

Wildcat Insurance, LLC – Oklahoma

Steamport, LLC – Kentucky

Matrix Design Africa (PTY) LTD – South Africa

Matrix Design (Australia) PTY LTD – Australia

AllDale Minerals, LP – Texas

AllDale Minerals II, LP – Texas